UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

POST EFFECTIVE AMENDMENT NO. 1

ABLEAUCTIONS.COM, INC.

____________________________________________________

(Exact name of registrant as specified in its charter)

Florida	59-3404233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1963 Lougheed Highway Coquitlam, British Columbia	V3K 3T8
(Address of principal executive offices)	(Zip Code)

Ableauctions.com, Inc. 1999 Stock Option Plan

_____________________________________________________

(Full title of the plan)

CT Corporation System

1200 Pine Island Road

Plantation, Florida 33324

_____________________________________________________

(Name and address of agent for service)

(604) 805-4580

______________________________________________________

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On May 17, 2000, Ableauctions.com, Inc., a Florida corporation, filed a Registration Statement (333-32740) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 3,000,000 shares of its common stock which have been authorized and reserved for issuance under the Ableauctions.com, Inc. 1999 Stock Option Plan.  This post-effective amendment is being filed for the purpose of adding a reoffer prospectus prepared in accordance with the requirements of Form s-3 pursuant to General Instruction 3 to Form S-8.

CONTROL SECURITIES REOFFER PROSPECTUS

The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the Ableauctions.com, Inc. 1999 Stock Option Plan.

PROSPECTUS

ABLEAUCTIONS.COM, INC.

40,000 SHARES OF COMMON STOCK

This prospectus relates to the proposed resale from time to time of up to 40,000 shares of common stock by the selling shareholders whose name are set forth in this prospectus.

We will not receive any of the proceeds from the sale of these securities by the selling shareholders, other than the exercise price that will be paid to us upon exercise of the options granted pursuant to the Ableauctions.com, Inc. 1999 Stock Option Plan.

Our common stock currently is quoted on the American Stock Exchange under the symbol “AAC”.

The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144.  However the selling shareholders are not obligated to sell their common stock at all.  The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) on the American Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices.  The selling shareholders may sell their common stock directly to purchasers or through agents, underwriters or broker-dealers.  If required by law, the names of any such agents and underwriters involved in the sale and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount, if any, will be set forth in a supplement accompanying this prospectus.  The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.  We will pay all other expenses incident to the registration of the common stock.  The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common units may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common units purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

An investment in our securities involves a high degree of risk.  You should purchase our securities only if you can afford a complete loss of your investment.  See “Risk Factors” beginning at page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2003.

Table of Contents

The Company

1

Risk Factors

2

Use of Proceeds

7

Selling Shareholders and Plan of Distribution

7

Interests of Named Experts and Counsel

8

Material Changes

8

Where You Can Find More Information

8

Incorporation of Certain Documents by Reference

9

Forward-Looking Statements

9

Disclosure of Commission Position on Indemnification

For Securities Act Liabilities

10

THE COMPANY

Our primary business activity is as a liquidator and auction technology company.  We are an early stage company and we have developed our business and technology through the acquisition of auction houses in the United States, Canada and England.  Our primary goal is to conduct live auctions for our clients and simultaneously broadcast them over the Internet.  Through our liquidation stores, we also acquire merchandise through bankruptcies, insolvencies and defaults to sell at auction.

We have developed a proprietary technology that allows us to broadcast auctions in real time over the Internet.  Since the development of this technology, we have worked to secure long-term strategic partnerships with various auctioneers to either use our technology or to broadcast their auctions through our wholly-owned subsidiary, iCollector.com. Technologies Ltd., which will be referred to as “iCollector” throughout this prospectus.

Through iCollector, we conduct approximately 10 auctions per month on eBay Live Auctions.  ICollector represents antique, fine art and premium collectible auction houses and broadcasts auctions on eBay using eBay Live Auctions technology.   ICollector also catalogues its clients’ inventory and hosts them on its site located at www.icollector.com.

In June 2002, we announced that we renewed our agreement with eBay to facilitate live auctions between our global auction house client base and eBay Live Auctions.  Under our strategic alliance with eBay Live Auctions, iCollector facilitated over 250 live auctions in 2001 and 209 live auctions in 2002.  Inventory included fine and decorative arts, modern and contemporary art, memorabilia, wine, fine furniture and collectibles that were obtained from countries worldwide, including Sweden, Italy, Spain, England, Canada and the United States.

In July 2003, we announced that Heritage Galleries & Auctioneers, a large dealer and auctioneer of collectibles including rare coins, currency, comics, movie posters and illustration art, and Kruse International Inc., an auctioneer specializing in collector automobiles, agreed to allow us to broadcast their auctions, either by implementing our live-auction technology or by having iCollector, through e-Bay Live Auctions, conduct the auctions.

RISK FACTORS

Our business is subject to a number of risks as outlined below.  An investment in our securities is speculative in nature and involves a high degree of risk.  You should read this prospectus carefully and consider the following risk factors:

We have a limited operating history and a history of losses, therefore it will be difficult for you to determine if our business will be successful.  If our business is not successful, you could lose your entire investment.

Before our acquisition of Able Auctions (1991) Ltd. In August 1999, we had no material business or results of operation.  We incurred a net loss of $1,316,637 during 2002.  We do not believe that we will generate sufficient revenues to support our planned activities in fiscal 2003 because of our projected development and marketing costs.  In the foreseeable future, we believe that these expenses will increase our net losses, and we cannot assure you that we will ever be profitable or maintain profitability.

As of December 31, 2002, we had current assets of $822,107 and current liabilities of $884,221.  Our working capital deficiency at December 31, 2002 was $62,114.  Our auditors have expressed doubt about our ability to continue as a going concern because our operating expenses exceed our revenues.

Because of our losses, it is difficult to evaluate our business and our prospects.  Our revenue and income potential is unproven and our business model is still emerging.  We cannot assure you that we will attract consignors or bidders to use our live auction technology or generate significant revenues in the future.  We cannot guarantee that we will ever establish a sizeable market share or achieve commercial success.  If our business is unsuccessful, you could lose your entire investment.

Our operating results fluctuate significantly.  This makes it difficult to accurately predict what the revenues from our operations will be.  Therefore, it will be difficult for you to accurately assess the risk in investing in our securities.

Our operating results have varied on a quarterly basis during our short operating history and may fluctuate significantly as a result of a variety of factors, many of which are outside our control.  Factors that may affect our quarterly operating results include: (i) our ability to retain an active user base, attract new users who list items for sale and who complete transactions through our service and maintain customer satisfaction; (ii) our ability to attract new users to our live auction technology; (iii) the success of our brand building and marketing campaigns; (iv) price competition; (v) the level of use of the Internet and online services; (vi) increasing confidence in and acceptance of the Internet and other online services for commerce and, in particular, the auctioning of products; (vii) consumer and business confidence in the security of transactions over the Internet; (viii) our ability to upgrade and develop our systems and infrastructure to accommodate growth; (ix) technical difficulties or service interruptions; (x) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; (xi) governmental regulation by Federal or local governments; and (xii) general economic conditions as well as economic conditions specific to the Internet and online commerce industries.

As a result of our limited operating history and the emerging nature of the markets in which we compete, it is difficult to forecast our revenues or earnings accurately.  In addition, we have no backlog and a significant portion of our net revenues for a particular quarter are derived from auctions that are listed and completed during that quarter.  Our current and future expense levels are based largely on our estimates of future revenues and are, to a large extent, fixed.  We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition.  Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on our business, results of operations and financial condition.

We believe that our results of operations are somewhat seasonal in nature, with fewer auctions listed around the Thanksgiving and Christmas holidays in the fourth quarter.  Our limited operating history, however, makes it difficult to fully assess the impact of these seasonal factors or whether or not our business is susceptible to cyclical fluctuations in the U.S. and Canadian economy.  There can be no assurance that seasonal or cyclical variations in our operations will not become more pronounced over time or that they will not materially adversely affect our results of operations in the future.

Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.  We believe that period-to-period comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance.  These factors will make it difficult for you to assess the risk involved in investing in our securities.

Our growth strategy success depends on our ability to acquire additional auction and liquidation businesses, to market and develop our new iCollector business model, and to integrate these acquisitions and models into our business.  If we fail in these endeavors, your investment may significantly decline in value.

Our business strategy is to grow through acquisitions or strategic affiliations with auction companies in a number of North American markets.  We may acquire additional auction houses, although we have not publicly announced any plans to do so.  There can be no assurance that our current management, personnel, and corporate infrastructure will be adequate to manage future growth, if any.  The success of our business strategy depends on making further acquisitions of or entering into strategic affiliations with auction companies.

We acquired iCollector PLC in September 2001.  At that time, iCollector PLC was insolvent and needed working capital.  We agreed to acquire iCollector PLC as long as its majority shareholder was willing to finance iCollector PLC until it met its projected cash flow targets.  Icollector PLC did not attain the projections, and there were not adequate resources to continue funding its losses.  In December 2001, iCollector PLC was restructured and it was placed in formal liquidation in January 2002.  Thereafter, we restructured the operations of iCollector PLC.  We cannot assure you that the new business model will be consistently profitable.  The success of the new iCollector business model is dependent upon the strengths and relationships of the current sales team, the skills of the technology team, and the continued support and generation of new customers.  We cannot assure you that the formal liquidation of iCollector PLC will have no material adverse effect legally or on our business, financial condition and results of operations.

We also cannot guarantee that we will be able to integrate new acquisitions or affiliations successfully into our company without substantial costs, delays, or other operational or financial problems.  Further, acquisitions and expansion into new markets involve a number of special risks, including possible adverse effects on our operating results, diversion of management’s attention, failure to retain key personnel, risks associated with unanticipated events or liabilities, and amortization of acquired intangible assets.  Some or all of these risks could have a material adverse effect on our business, financial condition and results of operations, and could cause the value of your investment in our securities to decline significantly.

If we are unable to achieve a significant number of visitors and successfully facilitate transactions, we may be unable to generate sufficient revenues to earn a profit.  If we are unable to earn a profit, the value of your investment may decline significantly.

The success of our Ableauctions.com and iCollector.com web sites depends on whether or not there is significant market acceptance of these web site by consumers and businesses.  We anticipate that we will have very limited market acceptance until our brand name is established.  Our business concept of offering an Internet solution for broadcasting live auctions is still being tested and we cannot assure you that our Internet strategy to broadcast live auctions will be successful, or that it will increase revenues of our live auctions.

Our competitors and potential competitors may offer more cost-effective merchandising solutions than us, which could damage our business and our ability to successfully commercialize our web site.  Our failure to attract visitors, successfully complete transactions, and develop an adequate auction house base will seriously harm our business and our ability to earn a profit which, in turn, will make the value of your investment decline significantly.

We have capacity constraints and system development risks that could damage our customer relations or inhibit our possible growth, and we may need to expand our management systems and controls quickly.  If we are unable to manage these situations, our business, results of operations and financial condition will be adversely affected, which will cause the value of your investment to decline significantly.

Our success and our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer, Internet and communications systems and the computers and communication systems of third party vendors in order to accommodate any significant numbers or increases in the numbers of consumers and businesses using our services.  Our success also depends on our abilities, and that of our vendors, to rapidly expand transaction-processing systems and network infrastructure without any systems interruptions in order to accommodate any significant increases in use of our service.

We cannot assure you that the vendors or partners we have selected and will select in the future to host our activities will be capable of accommodating any significant number or increases in the number of consumer and auction houses using our services. Such failures will have a material adverse affect on our business and results of operations.  We may experience periodic systems interruptions and down time caused by traffic to our web site and technical difficulties, which may cause customer dissatisfaction and may adversely affect our results of operations.  Limitations of our technology infrastructure and that of our vendors may prevent us from maximizing our business opportunities.

We seek to generate a high volume of traffic and transactions.  Accordingly, the satisfactory performance, reliability and availability of our web site, processing systems and network infrastructure are critical to our reputation and our ability to attract and retain large numbers of users.  Our revenues depend on the number of items listed by users, the volume of user auctions that are successfully completed and the final prices paid for the items listed.  Any system interruptions that result in the unavailability of our service or reduced customer activity would reduce the volume of items listed and auctions completed and could affect the average selling price of the items.  Interruptions of service may also diminish our attractiveness to users of our live auction technology.

We cannot assure you that we will be able to accurately project the rate or timing of increases, if any, in the use of our services or timely expand and upgrade our systems and infrastructure to accommodate such increases in a timely manner.  Any failure to expand or upgrade our systems could have a material adverse effect on our business, results of operations and financial condition.

We use internally developed systems for our service and transaction processing, including billing and collections processing.  We must continually enhance and improve these systems in order to accommodate the level of use by our customers.  Furthermore, in the future, we anticipate that we may need to add additional features and functionality to our services that would result in the need to develop or license additional technologies.  Our inability to add additional software and hardware or to develop and further upgrade our existing technology, transaction processing systems or network infrastructure to accommodate increased traffic may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality of the user’s experience, and delays in reporting accurate financial information.  In addition, although we work to prevent unauthorized access to our data, it is impossible to completely eliminate this risk.  We cannot assure you that we will be able, in a timely manner, to effectively upgrade and expand our systems or to integrate smoothly any newly developed or purchased technologies with our existing systems.  Any inability to do so would have a material adverse effect on our business, results of operations and financial condition, which will cause the value of your investment to decline significantly.

Our business is at risk for system failures that disrupt our operations, which would adversely affect our business and cause the value of your investment to decline significantly.

Our, and in particular our ability to facilitate trades successfully and provide high quality customer service, depends on the efficient and uninterrupted operation of our computer and communications hardware systems.  Substantially all of our computer hardware for operating our service is currently located at the facilities of Telus in Vancouver, British Columbia.  These systems and operations are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, break-ins, computer viruses, sabotage, intentional acts of vandalism and similar events.  We do not presently have fully redundant systems, a formal disaster recovery plan or alternative providers of hosting services and we do not carry sufficient business interruption insurance to compensate for losses that may occur.  Any damage to or failure of our systems could result in reductions in, or terminations of, our service, which would have a material adverse effect on our business, results of operations and financial condition, which would cause the value of your investment to decline significantly.

Changing technology may render our equipment, software, and programming obsolete or irrelevant.  If this were to happen, it would have a material adverse effect on our business, results of operations and financial condition and the value of your investment would decline significantly.

The market for Internet-based products and services is characterized by rapid technological developments, frequent new product introductions, and evolving industry standards.  The emerging character of these products and services and their rapid evolution will require that we continually improve the performance, features, and reliability of our Internet-based products and services, particularly in response to competitive offerings.  We cannot guarantee that we will be successful in responding quickly, cost effectively, and sufficiently to these developments.  In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by us to modify or adapt our Internet sites and services and could fundamentally affect the character, viability, and frequency of Internet-based advertising, either of which could have a material adverse effect on our business, financial condition, and operating results.  In addition, new Internet-based products, services, or enhancements offered by us may contain design flaws or other defects that could require costly modifications or result in a loss of customer confidence.  Any of the foregoing would have a material adverse effect on our business, financial condition, and operating results and cause the value of your investment to decline significantly.

We depend on eBay for revenue and uninterrupted Internet access and may be harmed by the loss of any such service.  If we were to lose the services provided by eBay, the value of your investment would decline significantly.

We rely heavily on eBay’s servers for uninterrupted Internet access and the ability to offer our customers live auction technology.  We also have an agreement with eBay governing the conduct of auctions on their site that may be terminated instantly or on short notice.  Our business is dependent on our agreement with eBay and on eBay’s servers and its continued operation of the Live Auction platform.  The loss of any of these services or our agreement with eBay will have a material adverse effect on our business, financial condition, and operating results.  We cannot assure you that we would be able to obtain these services from other third parties or that we can renew our eBay agreement.  If we were to lose our relationship with eBay and were unable to replace the services eBay provides, the value of your investment would decline significantly.

If we cannot protect our Internet domain names, our ability to conduct our operations may be impeded.

We anticipate that the Internet domain names “ableauctions.com” and “icollector.com” will be an extremely important part of our business and the business of our subsidiaries.  Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names.  The regulation of domain names in the United States and in foreign countries may be subject to change in the near future.  Governing bodies may establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names.  As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business.  Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear.  Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe on, or otherwise decrease the value of our trademarks and other proprietary rights.  Third parties have acquired domain names that include “auctions” or other variations both in the United States and elsewhere.

Potential fluctuations in our revenues may cause cash shortfalls materially affecting our results of operations.

Because of our limited operating history and the emerging nature of the markets in which we compete, it is difficult for us to forecast our revenues accurately.  In addition, we have no backlog and a significant portion of our net revenues for a particular quarter is derived from auctions that are listed and completed during that quarter.  Our current and future expense levels are, to a large extent, fixed.

We may be unable to adjust spending for our expenses in time to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in revenues relative to our planned expenditures could have an immediate adverse effect on our business.

Our success depends on the services of our President.  If we were to lose the services of our President, it may have an adverse impact on our business.

Our future success will depend on our President, Mr. Abdul Ladha.  The loss of Mr. Ladha’s services could have an adverse effect on our business.  We do not maintain insurance to cover the losses that may result from the death of Mr. Ladha, or any of our key personnel.

The e-commerce industry is highly competitive, and we cannot assure you that we will be able to compete effectively.  If we cannot compete effectively, the value of your investment may decline significantly.

The market for broadcasting auctions over the Internet is new, rapidly evolving, and intensely competitive and we expect competition to intensify further in the future.  Our direct competitors will include BidSpotter, Inc., DoveBid, AMS – Auction Management Solutions, Manheim Online, Copart Auto Auctions, Live Global Bid, ProxiBid, ABC – Auction Broadcasting Company, and Bidder Central, and other web sites that broadcast live auctions.  We will also compete with various online auction services.

We face potential competition from a number of large online communities and services that have expertise in developing online commerce and in facilitating online person-to-person interaction.  Some of these potential competitors, including eBay, Amazon.com, America Online, Inc., Microsoft Corporation, and Yahoo! Inc., currently offer a variety of business-to-consumer trading and classified advertisement services and may introduce live auctions to their large user populations.  We believe that the principal competitive factors in the online auctions market are volume and selection of goods, population of buyers, customer service, reliability of delivery and payment by users, brand recognition, web site convenience and accessibility, price, quality of search tools, and system reliability.  Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, technical, and other resources than us.

Certain of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to web site and systems development than us or may try to attract traffic by offering services for free.  We cannot assure you that we will be able to compete successfully against current and future competitors.  Further, as a strategic response to changes in the competitive environment, we may, from time to time, make certain pricing, service, or marketing decisions that could have a material adverse effect on our business, results of operations, and financial condition.  Our inability to compete successfully against our competitors would adversely impact the value of your investment in our securities.

Our business may be subject to government regulation and legal uncertainties that may increase the costs of operating our web site or limit our ability to generate revenues.

We are subject to the same federal, state, and local laws as other companies conducting business on the Internet.  Today there are relatively few laws specifically directed towards online services.  However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted regarding the Internet or online services.  These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights, and information security.  Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity, and personal privacy is uncertain.  In addition, numerous states have regulations regarding the manner in which auctions may be conducted and the liability of auctioneers in conducting such auctions.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws.  We might unintentionally violate such laws.  Such laws may be modified, or new laws may be enacted, in the future.  Any such development could damage our business.

Our business may be subject to sales and other taxes, which may cause administrative difficulties and increase our cost of operations.

We will collect applicable sales and other similar taxes on goods sold on our web site.  One or more states may seek to impose additional sales tax collection obligations on companies such as ours that engage in or facilitate online commerce.  Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet.  These proposals, if adopted, could substantially impair the growth of electronic commerce and could diminish our opportunity to derive financial benefit from our activities.

In the future laws making us liable for the activities of users of our services could be passed, which would adversely affect our business, operations and financial condition.

The law relating to the liability of providers of online services for activities of their users on the service is currently unsettled.  While we do not pre-screen the types of goods offered on Ableauctions or iCollector, we are aware that certain goods may be subject to regulation by local, state or federal authorities will be auctioned on the Ableauctions or iCollector service.  There can be no assurance that we will be able to prevent the unlawful exchange of goods on our service or that we will successfully avoid civil or criminal liability for unlawful activities carried out by users of our service.

The imposition of potential liability for unlawful activities of users of the Ableauctions or iCollector service could require us to implement measures to reduce our exposure to such liability, which may require us to spend substantial resources and/or or to discontinue certain service offerings.  Any costs incurred as a result of such liability or asserted liability could have a material adverse effect on our business, results of operations and financial condition.

Disputes relating to our intellectual property could adversely affect our operations.

We regard the protection of our copyrights and trade secrets as critical to our future success and we rely on a combination of copyright and trade secret laws and contractual restrictions to establish and protect our proprietary property.  We attempt to enter into confidentiality and invention assignment agreements with our employees and contractors, and nondisclosure agreements with parties with which we conduct business in order to limit access to and disclosure of its proprietary information.  We cannot assure you that these contractual arrangements or the other steps taken to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies.

To date, we have not been notified that our technologies infringe the proprietary rights of third parties, but there can be no assurance that third parties will not claim infringement with respect to past, current or future technologies.

Any intellectual property claim, whether meritorious or not, could be time-consuming, result in costly litigation, divert the attention of management from our business or require us to enter into royalty or licensing agreements.  As a result, any such claim could have a material adverse effect on our operations.

We conduct much of our business online, however such activities may not be secure.  If a breach of security occurred, our reputation could be damaged and we could be sued.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks.  Currently, a significant number of Ableauctions or iCollector users authorize us to bill their credit card accounts directly for all transaction fees charged by us.  We rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers.  There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the technology used by us to protect customer transaction data.  If any such compromise of our security were to occur, it could have a material adverse effect on our reputation and, therefore, on our business.  If we were sued, we may be required to spend a significant amount of money to defend the lawsuit and the lawsuit would divert the attention of management from our business.  This could adversely affect our operations.

Our stock price is subject to extreme volatility.  If our stock price is adversely affected, the value of your investment will decline significantly.

The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in our quarterly operating results, announcements of technological innovations, or new services offered by us or by our competitors, changes in financial estimates by securities analysts, conditions or trends in the Internet and online commerce industries, changes in the market valuations of other Internet or online service companies, announcements made by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments, additions or departures of key personnel, sales of our common stock or other securities in the open market and other events or factors, many of which are beyond our control.  Further, the stock markets in general, and the market for Internet-related and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.  There can be no assurance that trading prices and valuations will be sustained.  These broad market and industry factors may materially and adversely affect the market price of the common stock, regardless of our operating performance.  Market fluctuations, as well as general political and economic conditions such as recession or interest rate or currency rate fluctuations, may also adversely affect the market price of our common stock.  If the price of our stock is adversely affected, the value of your investment will decline significantly.

Our executive officers and directors control a large percentage of our common stock, which may allow them to control matters submitted to stockholders for approval.

Our executive officers and directors (and their affiliates), in the aggregate, own approximately 17.5% of our outstanding common stock.  While this is not a majority, it is a significant percentage and may result in these individuals having the ability to influence the outcome of matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs.  Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

The market price of our common stock may be adversely affected if too much of it is sold at once.

Sales of substantial amounts of our common stock (including shares issued upon the exercise of outstanding options) in the public market could adversely affect the market price of the common stock.  Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We may be sued for claims relating to our discontinued operations.  Defending a lawsuit would be costly and divert management’s attention from our business.  Any recovery of damages by a plaintiff could adversely affect our financial position.  Therefore, any protracted litigation could cause the value of your investment to decline significantly.

In 2002 it was determined that iCollector PLC could not sustain its operations based on its existing cash resources and infrastructure.  ICollector PLC then ceased operations and a restructuring plan was adopted.  In January 2002 iCollector PLC was placed into formal bankruptcy proceedings pursuant to the laws of the United Kingdom.  In 2002, the Company also ceased operations in San Mateo and San Francisco, both operating under Ableauctions.com (Washington) Inc.  We cannot assure you that no claims will rise from the discontinued operations.

Defending any legal action will be costly and will divert the attention of management from our business.  Furthermore, if a plaintiff were awarded a significant recovery, our financial position would be adversely affected.  Therefore, any protracted litigation in which we were involved may cause the value of your investment to decline.

We are subject to the Penny Stock Rules and these rules may adversely affect trading in our common stock.

Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934.  In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information.  Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer.  The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

We may raise additional capital through a securities offering that could dilute your ownership interest.

We require substantial working capital to fund our business.  If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock.  The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

We have not paid cash dividends and it is unlikely that we will pay cash dividends in the foreseeable future.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations.  We do not plan to pay any cash dividends in the foreseeable future.  We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock.  You should not expect to receive cash dividends on our common stock.

We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation currently authorize our Board of Directors to issue up to 62,500,000 shares of common stock.  The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval.  Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from this offering.

SELLING SHAREHOLDER AND PLAN OF DISTRIBUTION

All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our current or former employees, officers, directors, consultants and/or advisors (the “selling shareholders”).  All of the shares owned by the selling shareholders were acquired by them pursuant to the Ableauctions.com, Inc. 1999 Stock Option Plan.  The names of the selling shareholders are set forth below.

We are registering the common stock covered by this prospectus for the selling shareholders.  As used in this prospectus, “selling shareholders” includes the pledgees, donees, transferees or others who may later hold the selling shareholders’ interests.  We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all.  The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices.  The selling shareholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers.  The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.  We will pay all other expenses incident to the registration of the common stock.  The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Additional information related to the selling shareholders and the plan of distribution may be provided in one or more supplemental prospectuses.

The following table sets forth the names of the selling shareholders who may sell their shares pursuant to this prospectus.  The selling shareholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates.  The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders and as adjusted to give effect to the sale of all the common stock offered by the selling shareholders pursuant to this prospectus.

Selling Shareholder	Shares held before the Offering(1)	Shares being Offered	Shares held after the Offering	Percentage Owned after the Offering

Nailin Esmail	190,000	40,000	150,000	*

Less than 1%.

(1)

As required by Rule 13d-3 of the Securities Exchange Act of 1934, included in this calculation are 150,000 shares of common stock deemed beneficially owned by Nailin Esmail by virtue of her right to acquire them within 60 days of the date of this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Erick E. Richardson, one of the principals of the law firm of Richardson & Patel LLP, is the owner of an option to purchase 500,000 shares of the Registrant’s common stock granted pursuant to the 2002 Consultant Stock Plan and will be eligible in the future to receive awards from the 2002 Consultant Stock Plan.  Richardson & Patel LLP will give an opinion regarding certain legal matters in connection with this offering of our securities.

MATERIAL CHANGES

On September 22, 2003 we completed the sale of 2.4 million shares of our common stock to institutional investors for proceeds of $1.05 million.  The per share offering price was $0.4375.  The investors and the placement agent will also receive warrants to purchase an aggregate of 720,000 shares of our common stock at a price of $0.54 per share.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the “SEC”).  We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC.  We file our annual, quarterly and special reports, proxy statements and other information with the SEC.  You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.  You can obtain copies from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 if you pay certain fees.  You can call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room.  We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus.  Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

The following documents filed with the SEC are incorporated by reference into this prospectus:

(i)

our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 that we filed on March 27, 2003;

(ii)

our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, and an amendment to our Quarterly Report on Form 10-QSB, both of which we filed on May 15, 2003;

(iii)

our Proxy Statement for the Annual General Meeting of our shareholders that we filed on July 3, 2003; and

(iv)

our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 that we filed on August 13, 2003.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference).  You should direct any requests for documents to Mr. Abdul Ladha, 1963 Lougheed Highway, Coquitlam, British Columbia V3K 3T8, telephone (604) 805-4580.

FORWARD LOOKING STATEMENTS

Except for the historical information contained herein, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed herein.  Important factors that could cause, in whole or in part, actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” as well as those discussed elsewhere in this prospectus and in any documents incorporated herein by reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation, we will indemnify any of our officers and directors or any former officer or directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as amended.

Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.  In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought  determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision stating that no director will be liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director.  The intention of the foregoing provisions is to eliminate the liability of our directors to the fullest extent permitted by Florida law.

Currently, we maintain a policy of directors’ and officers’ liability insurance for the purpose of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)

The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 27, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

(b)

The Quarterly Report on Form 10-QSB, as amended, for the quarter ended March 31, 2003, filed by the Registrant with the Commission on May 15, 2003.

(c)

The Registrant’s Proxy Statement dated May 28, 2003.

(d)

The Quarterly Report on Form 10-QSB, as amended, for the quarter ended June 30, 2003, filed by the Registrant with the Commission on August 14, 2003.

(e)

The description of the Registrant’s common stock, which is contained in a registration statement filed on Form 10-SB, registration number 000-28179, filed with the Commission on November 18, 1999.

(f)

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.

Description of Securities.

Not applicable.  The securities to be registered are registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.

Interests of Named Experts and Counsel.

Erick E. Richardson, one of the principals of the law firm of Richardson & Patel LLP, is the owner of an option to purchase 500,000 shares of the Registrant’s common stock granted pursuant to the 2002 Consultant Stock Plan and will be eligible in the future to receive awards from the 2002 Consultant Stock Plan.  Richardson & Patel LLP will give an opinion regarding certain legal matters in connection with this offering of the Registrant’s securities.

Item 6.

Indemnification of Directors and Officers.

Pursuant to the Registrant’s Articles of Incorporation, it will indemnify any of its officers and directors or any former officers or directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Florida Business Corporation Act, Section 607.0850, as amended.

Florida law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.  In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought  determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant’s Articles of Incorporation contain a provision stating that no director will be liable to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director.  The intention of the foregoing provision is to eliminate the liability of the Registrant’s directors to the fullest extent permitted by Florida law.

The Registrant also maintains policies of directors’ and officers’ liability insurance for the purpose of indemnification and it has entered into indemnity agreements with its directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 8.

Exhibits.

  5.1

Legal Opinion of Richardson & Patel LLP

23.1

Consent of Morgan & Company, Chartered Accountant

Item 9.

Undertakings

(a)

The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Coquitlam, British Columbia on the 24th day of October 2003.

ABLEAUCTIONS.COM, INC.

By:_______________________________

      Abdul Ladha, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

October 24, 2003

__________________________________

Abdul Ladha, Director and Chief

Executive Officer

October 24, 2003

__________________________________

Nailin Esmail, Chief Financial Officer

October 24, 2003

__________________________________

Barrett Sleeman, Director

October 24, 2003

__________________________________

David Vogt, Director

October 24, 2003

__________________________________

Michael Boyling, Director

Exhibit 5.1

RICHARDSON & PATEL LLP

10900 Wilshire Boulevard

Suite 500

Los Angeles, California 90024

Telephone (310) 208-1182

Facsimile (310) 208-1154

October 24, 2003

Ableauctions.com, Inc.

1963 Lougheed Highway

Coquitlam, British Columbia V3K 3T8

Re:

Ableauctions.com, Inc. 1999 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Ableauctions.com, Inc. (the “Company”) in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company’s common stock, par value $0.001 (the “Shares”), which may be issued upon exercise of the options granted as awards in connection with the above-referenced plan (the “Plan”).  In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Florida Business Corporation Act.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

RICHARDSON & PATEL LLP

/s/Richardson & Patel LLP

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Ableauctions.com, Inc. on Form S-8, pertaining to the registration of 40,000 shares of common stock, par value of $0.001, which may be issued as awards granted in connection with the Ableauctions.com, Inc. 1999 Stock Option Plan, of our Auditors Report, dated March 18, 2003, with respect to the financial statements of Ableauctions.com, Inc. included in the annual report on Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Vancouver, Canada

October 24, 2003

/s/Morgan & Company

Chartered Accountants